Exhibit 16.1

June 1, 2021

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C.

USA 20549

Re: Noble Vici Group, Inc.

This letter will confirm that we reviewed Item 4.01 of the Company's Form 8-K dated June 1, 2021, captioned “Changes in Registrant’s Certifying Accountant” and that we agree with the statements made therein as they relate to Exelient PAC.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly yours,

/s/ Exelient PAC

Certified Public Accountants

Singapore